Exhibit 99.1

MEDIA CONTACT	Kevin Bagby
TELEPHONE	(800) 458-2235

FOR IMMEDIATE RELEASE April 27, 2006

FreightCar America, Inc. reports quarterly net income per diluted share of $1.67 on sales of $292.8 million.

Chicago, IL, April 27, 2006 – FreightCar America, Inc. (NASDAQ: RAIL) today reported financial results for the three months ended March 31, 2006. For the first quarter of 2006, sales were $292.8 million and net income attributable to common stockholders was $21.4 million, or $1.67 per diluted share. In comparison, for the first quarter of 2005, the Company had sales of $165.8 million and net income attributable to common stockholders of $1.6 million, or $0.22 per diluted share.

After giving effect to the Company’s initial public offering and the related transactions, pro forma earnings per share were $1.67 on a fully diluted basis for the three months ended March 31, 2006, compared to pro forma earnings per share of $0.38 on a fully diluted basis for the same period in 2005. Pro forma earnings per share is a non-GAAP financial measure. A reconciliation of the Company’s net income per common share attributable to common stockholders to pro forma earnings per share is set forth in the supplemental disclosure attached to this press release.

Net income for the first quarter of 2006 was $21.4 million, compared to net income of $1.9 million for the first quarter of 2005. EBITDA was $34.9 million in the first quarter of 2006, compared with EBITDA of $8.7 million in the first quarter of 2005. The improvement in EBITDA reflects increased sales volume, operating leverage attributable to higher volume, improved productivity, and the impact of pass-through of increases in material costs to our customers with respect to all of our railcar deliveries. EBITDA is a non-GAAP financial measure. A reconciliation of the Company’s net income to EBITDA is set forth in the supplemental disclosure attached to this press release.

“We are pleased with our operating results in the first quarter. Our management team did a spectacular job of, first, providing the level of business needed to expand production, then executing on our commitments by obtaining timely deliveries of raw materials and components, and increasing production rates while maintaining excellent quality and productivity,” said John E. Carroll, Jr., President and CEO.

“Orders for new railcars totaled 1,031 units in the first quarter of 2006, compared with orders of 5,070 units for the same period in 2005. The backlog of unfilled orders was 17,794 units at March 31, 2006, compared with 14,146 units at March 31, 2005. While our backlog declined during the first quarter of 2006, orders in the railcar industry tend to be uneven and our business prospects remain strong.”

Carroll continued, “We continue to explore strategic initiatives to further enhance shareholder value through organic growth opportunities, driving cost reduction programs to improve our competitive position, and continuing to assess our manufacturing structure.”

The Company will host a conference call on Thursday, April 27, 2006 at 10:00 a.m. (Eastern Daylight Time) to discuss the Company’s first quarter financial results. To participate in the conference call, please dial (877) 209-0397. Interested parties are asked to dial in approximately 10 minutes prior to the start time of the call.

An audio replay of the conference call will be available beginning at 1:30 p.m. (Eastern Daylight Time) on Thursday, April 27, 2006 until 11:59 p.m. (Eastern Daylight Time) on May 4, 2006. To access the replay, please dial (800) 475-6701. The replay pass code is 825192. An audio replay of the call will also be available on the Company’s website for at least one week following the earnings call.

FreightCar America, Inc. manufactures railroad freight cars, with particular expertise in coal-carrying railcars. In addition to coal cars, FreightCar America designs and builds flat cars, mill gondola cars, intermodal cars, coil steel cars and motor vehicle carriers. It is headquartered in Chicago, Illinois and has manufacturing facilities in Danville, Illinois, Roanoke, Virginia and Johnstown, Pennsylvania.

This press release may contain statements relating to our expected financial performance and/or future business prospects, events and plans that are “forward-looking statements” as defined under the Private Securities Litigation Reform Act of 1995. Forward-looking statements represent our estimates and assumptions only as of the date of this press release. Our actual results may differ materially from the results described in or anticipated by our forward-looking statements due to certain risks and uncertainties. These potential risks and uncertainties include, among other things: the cyclical nature of our business; adverse economic and market conditions; fluctuating costs of raw materials, including steel and aluminum, and delays in the delivery of raw materials; our ability to maintain relationships with our suppliers of railcar components; our reliance upon a small number of customers that represent a large percentage of our sales; the variable purchase patterns of our customers and the timing of completion, delivery and acceptance of customer orders; the highly competitive nature of our industry; the risk of lack of acceptance of our new railcar offerings by our customers; and the additional risk factors described in our filings with the Securities and Exchange Commission. We expressly disclaim any duty to provide updates to any forward-looking statements made in this press release, whether as a result of new information, future events or otherwise. More information about FreightCar America is available on its website at www.freightcaramerica.com.

FreightCar America, Inc.

Condensed Consolidated Balance Sheets

(Unaudited)

	March 31, 2006	December 31, 2005
	(In thousands)
Assets
Current assets
Cash and cash equivalents	$82,522	$61,737
Accounts receivable, net	14,878	3,854
Inventories	103,926	75,089
Deposits and other current assets	4,082	4,033
Deferred income taxes	9,410	9,410

Total current assets	214,818	154,123
Property, plant and equipment, net	23,249	23,889
Deferred financing costs, net	612	688
Intangible assets, net	12,686	12,834
Goodwill	21,521	21,521
Deferred income taxes	12,227	12,227

Total assets	$285,113	$225,282

Liabilities and Stockholders’ Equity
Current liabilities
Accounts payable	$90,696	$59,514
Current portion of long-term debt	69	70
Accrued payroll and employee benefits	10,384	13,015
Accrued pension costs	10,174	10,174
Income taxes payable	11,843	4,235
Accrued warranty	9,012	7,878
Other current liabilities	4,159	3,885

Total current liabilities	136,337	98,771

Long-term debt, less current portion	137	154
Accrued pension costs, less current portion	11,843	11,693
Accrued postretirement benefits	22,913	22,465

Total liabilities	171,230	133,083

Commitments and contingencies
Stockholders’ equity
Preferred stock
Series A voting	—	—
Series B non-voting	—	—

Total preferred stock	—	—
Common stock	126	126
Additional paid in capital	94,621	93,932
Accumulated other comprehensive loss	(5,556)	(5,556)
Retained earnings	24,692	3,697

Total stockholders’ equity	113,883	92,199

Total liabilities and stockholders’ equity	$285,113	$225,282

FreightCar America, Inc.

Condensed Consolidated Statements of Operations

(Unaudited)

	Three Months Ended March 31,
	2006	2005
	(In thousands, except share and per share data)

Sales	$292,793	$165,805
Cost of sales	251,659	152,437

Gross profit	41,134	13,368

Selling, general and administrative expense	7,607	6,076
Stock-based compensation expense (selling, general and administrative expense)	689	—
Provision for settlement of labor disputes (selling, general and administrative expense)	—	370

Operating income	32,838	6,922

Interest income	(702)	(103)
Related-party interest expense	—	1,907
Third-party interest expense	83	274
Interest expense and related accretion on rights to additional acquisition consideration	—	1,559
Amortization of deferred financing costs	76	95

Income before income taxes	33,381	3,190
Income tax provision	12,008	1,276

Net income	21,373	1,914

Redeemable preferred stock dividends accumulated	—	280

Net income attributable to common stockholders	$21,373	$1,634

Net income per common share attributable to common stockholders – basic	$1.71	$0.22

Net income per common share attributable to common stockholders – diluted	$1.67	$0.22

Weighted average common shares outstanding—basic	12,534,188	7,432,700

Weighted average common shares outstanding—diluted	12,772,000	7,432,700

FreightCar America, Inc.

Condensed Consolidated Statements of Cash Flows

(Unaudited)

	Three Months Ended March 31,
	2006	2005
	(In thousands)
Cash flows from operating activities
Net income	$21,373	$1,914
Adjustments to reconcile net income to net cash flows provided by operating activities:
Depreciation	1,903	1,665
Loss on disposal of equipment	5	—
Amortization of intangible assets	148	147
Amortization of deferred financing costs	76	95
Accretion of Senior Notes	—	237
Accretion of deferred revenue	—	95
PIK Notes issued for interest	—	1,670
Interest expense and related accretion on rights to additional acquisition consideration	—	1,559
Deferred income taxes	—	1,279
Stock-based compensation expense	689	—
Changes in operating assets and liabilities:
Accounts receivable	(11,024)	414
Inventories	(28,837)	(11,556)
Deposits and other current assets	(49)	(50)
Accounts payable	31,182	8,853
Accrued payroll and employee benefits	(2,631)	2,404
Income tax payable/receivable	7,608	—
Accrued warranty	1,134	305
Other current liabilities	274	(1,108)
Deferred revenue, long-term	—	(93)
Accrued pension costs and accrued postretirement benefits	598	1,126

Net cash flows provided by operating activities	22,449	8,956

Cash flows from investing activities
Restricted cash withdrawals (deposits), net	—	(40)
Purchases of property, plant and equipment	(1,268)	(2,042)

Net cash flows used in investing activities	(1,268)	(2,082)

Cash flows from financing activities
Payments on long-term debt	(18)	(500)
Deferred financing costs and deferred offering costs	—	(1,262)
Cash dividends paid to common stockholders	(378)	—

Net cash flows used in financing activities	(396)	(1,762)

Net increase in cash and cash equivalents	20,785	5,112
Cash and cash equivalents at beginning of period	61,737	11,213

Cash and cash equivalents at end of period	$82,522	$16,325

FreightCar America, Inc.

Condensed Consolidated Statements of Cash Flows

(Unaudited)

	Three Months Ended March 31,
	2006	2005
	(In thousands)
Supplemental cash flow information
Cash paid for:
Interest	$178	$202

Income taxes paid	$4,401	$—

Non-cash transactions:
Capital lease obligations incurred for equipment	$—	$39

Redeemable preferred stock dividends accumulated	$—	$280

FreightCar America, Inc.

Supplemental Disclosure I

Reconciliation of net income per common share

attributable to common stockholders to

pro forma earnings per share(1)

(Unaudited)

	Three Months Ended March 31,
	2006	2005
	(In thousands, except share and per share data)
Net income per common share attributable to common stockholders – basic	$1.71	$0.22

Net income per common share attributable to common stockholders—diluted	$1.67	$0.22

Net income attributable to common stockholders	$21,373	$1,634
Related-party interest expense	—	1,907
Third-party interest expense	—	274
Tax effects of related-party interest expense and third-party interest expense	—	(872)
Interest expense and related accretion on rights to additional acquisition consideration	—	1,559
Redeemable preferred stock dividends accumulated	—	280

Adjusted net income attributable to common stockholders	$21,373	$4,782

Pro forma earnings per share – basic	$1.71	$0.38

Pro forma earnings per share – diluted	$1.67	$0.38

	Three Months Ended March 31,
	2006	2005
	(In thousands, except share and per share data)
Weighted average common shares outstanding - basic (prior to adjustments)	12,534,188	7,432,700

Effect of common shares issued in the initial public offering, as if the transaction occurred on the first day of the respective period	—	5,100,000

Weighted average common shares outstanding - basic (following adjustments)	12,534,188	12,532,700

Dilutive effect of options and awards granted under the 2005 Long-Term Incentive Plan, as if the options and awards were granted on the first day of the respective period	237,812	—

Weighted average common shares outstanding - diluted (following adjustments)	12,772,000	12,532,700

(1)	Pro forma earnings per share represents the Company’s net income per common share attributable to common stockholders as adjusted to give effect to: (1) the issuance of stock options and restricted share awards under the 2005 Long-Term Incentive Plan; (2) the completion of the Company’s initial public offering on April 11, 2005; and (3) the related transactions involving uses of the offering proceeds. The adjustments relating to the Company’s initial public offering and the related transactions reflect: (i) the increase in the number of weighted average shares as a result of the issuance of the new shares sold in the offering; (ii) the removal from the calculation of net income of interest expense relating to the Company’s term loan, senior notes and PIK notes, rights to additional acquisition consideration and industrial revenue bonds that the Company is no longer obligated to pay as a result of the repayment in full of such obligations with the proceeds from the offering; (iii) the redemption of the Company’s preferred stock with the proceeds from the offering; (iv) the tax effects of the removal of related-party interest expense and third-party interest expense from the calculation of net income; and (v) the tax effect of interest expense and related accretion on rights to additional acquisition consideration, which expense became deductible for tax purposes upon payment of the additional acquisition consideration with the proceeds from the offering. The Company believes that pro forma earnings per share information is useful to investors because it illustrates the effect on the Company’s financial results of the completion of the Company’s initial public offering and the related transactions. Since the offering and the related transactions involved changes to the Company’s capital structure and the repayment of all of the Company’s outstanding debt obligations (eliminating for future periods certain expenses that the Company historically had been obligated to pay), the Company believes that pro forma earnings per share will allow investors to more effectively compare the Company’s financial results prior to and after the offering. Pro forma earnings per share is not a financial measure presented in accordance with U.S. generally accepted accounting principles, or U.S. GAAP. Accordingly, when analyzing our operating performance, investors should not consider pro forma earnings per share in isolation or as a substitute for earnings per share calculated in accordance with U.S. GAAP. Our calculation of pro forma earnings per share is not necessarily comparable to that of other similarly titled measures reported by other companies.

FreightCar America, Inc.

Supplemental Disclosure II

Reconciliation of net income to EBITDA(1)

(Unaudited)

	Three Months Ended March 31,
	2006	2005
	(In thousands)
Net income	$21,373	$1,914
Income tax provision	12,008	1,276
Related-party interest expense	—	1,907
Third-party interest expense	83	274
Interest expense and related accretion on rights to additional acquisition consideration	—	1,559
Interest income	(702)	(103)
Amortization of deferred financing costs	76	95
Amortization of intangible assets	148	147
Depreciation	1,903	1,665

EBITDA	$34,889	$8,734

(1)	EBITDA represents net income before income tax expense, interest expense, net, amortization and depreciation of property and equipment. We believe EBITDA is useful to investors in evaluating our operating performance compared to that of other companies in our industry. In addition, our management uses EBITDA to evaluate our operating performance. The calculation of EBITDA eliminates the effects of financing, income taxes and the accounting effects of capital spending. These items may vary for different companies for reasons unrelated to the overall operating performance of a company’s business. EBITDA is not a financial measure presented in accordance with U.S. GAAP. Accordingly, when analyzing our operating performance, investors should not consider EBITDA in isolation or as a substitute for net income, cash flows from operating activities or other statements of operations or statements of cash flow data prepared in accordance with U.S. GAAP. Our calculation of EBITDA is not necessarily comparable to that of other similarly titled measures reported by other companies.